Document File Name: PUTNAM INVESTMENT GRADE MUNICIPAL TRUST II POS AMI


         As Filed with the Securities and Exchange Commission on June 22, 2001
                   Investment Company Act File No. 811-7270

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                               FORM N-2
                         REGISTRATION STATEMENT
              UNDER THE INVESTMENT COMPANY ACT OF 1940                     [X]
                            Amendment No. 6                                [X]
                   (Check appropriate box or boxes.)

              PUTNAM INVESTMENT GRADE MUNICIPAL TRUST II
           (Exact name of registrant as specified in charter)

          One Post Office Square, Boston, Massachusetts 02109
          (Address of Principal Executive Offices) (Zip Code)
                         (617) 292-1000
         (Registrant's Telephone Number, including Area Code)

                            JOHN R. VERANI
              Putnam Investment Grade Municipal Trust II
                      One Post Office Square
                    Boston, Massachusetts 02109
              (Name and Address of Agent for Service)

                             Copies to:

                     JOHN W. GERSTMAYR, Esquire
                            ROPES & GRAY
                      One International Place
                         Boston, MA 02110

PART C
ITEM 23.  EXHIBITS

Amendment to the Registrant's Bylaws, adopted as of March 9, 2001 by the Registrant's Board of Trustees, is filed herewith as Exhibit 2(b).


SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts on the 21st day of June, 2001.

                           PUTNAM INVESTMENT GRADE MUNICIPAL TRUST II

                           By:  Gordon H. Silver
                                Vice President



EXHIBIT INDEX

Exhibit No.                            Description
------------                           ------------
2(b)                                   Amendment to Registrant's Bylaws
                                       adopted as of March 9, 2001